Exhibit 23.01

                      [MOFFITT & COMPANY, P.C. LETTERHEAD]

May 15, 2002

iBIZ Technology Corp.
1919 West Lone Cactus Drive
Phoenix, AZ 85027

Dear Sir or Madam:

We do hereby consent to the use in this registration statement on Form SB-2 dated on or about May 15, 2002 of our report dated December 30, 2000 relating to the October 31, 2001 and 2000 audited financial statements of iBiz Technology Corp. and our report dated March 10, 2002 relating to the January 31, 2001 and 2002 reviewed financial statements of iBiz Technology Corp.

Yours Very Truly,

/s/ Stanley M. Moffitt

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.